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                                                     Registration No. 333-______


    As filed with the Securities and Exchange Commission on November 23, 1999

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             METAL MANAGEMENT, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   94-2835068
                      (I.R.S. Employer Identification No.)

              500 N. Dearborn Street, Suite 405, Chicago, IL 60610
               (Address of Principal Executive Offices) (Zip Code)

                             METAL MANAGEMENT, INC.
                              RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                               David A. Carpenter
                    Executive Vice President, Administration,
                    Legal & Regulatory Affairs and Secretary
                             Metal Management, Inc.
                      500 North Dearborn Street, Suite 405
                             Chicago, Illinois 60610
                     (Name and Address of Agent for Service)

                                 (312) 645-0700
          (Telephone Number, including Area Code, of Agent for Service)

                                 with a copy to:
                                 Paul W. Theiss
                              Mayer, Brown & Platt
                              190 South LaSalle St.
                             Chicago, Illinois 60603
                                 (312) 782-0600

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                     Proposed               Proposed
               Title of                                               Maximum               Maximum
           Securities to Be                 Amount to Be          Offering Price           Aggregate                Amount of
              Registered                     Registered             Per Share (1)           Offering              Registration
                                                                                             Price                     Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share, issuable                      4,000,000               $1.3755              $5,502,000                $1,530
under the Restricted Stock                     Shares
Plan
====================================================================================================================================

(1) The offering price for such shares is estimated pursuant to Rule 457(c) and
    (h) solely for the purpose of calculating the registration fee and is based upon the average of the bid and asked price of the Registrant's Common Stock as reported on the Nasdaq SmallCap Market for November 16, 1999.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the "Commission"):

          - the Registrant's Registration Statement on Form S-8 (file no. 333-10487) dated August 20, 1996;

          - the Registrant's Annual Report on Form 10-K (and amendment thereto on Form 10-K/A) for the fiscal year ended March 31, 1999;

          - the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

          - the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

          -    the Registrant's Current Report on Form 8-K dated April 16, 1999;

          -    the Registrant's Current Report on Form 8-K dated May 7, 1999;

          -    the Registrant's Current Report on Form 8-K dated July 15, 1999;

          - the Registrant's Current Report on Form 8-K dated September 24, 1999; and

          - the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3 (file no. 333-58635) dated July 7, 1998, including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Registrant with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities offered hereunder pursuant to the Metal Management, Inc. Restricted Stock Plan have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          David A. Carpenter is Executive Vice President, Administration, Legal and Regulatory Affairs and Secretary of the Registrant.

Item 6.   Indemnification of Directors and Officers.

          Pursuant to the provisions of Section 145(a) of the Delaware General Corporation Law, the Registrant has the power to indemnify anyone made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Registrant) because such person is or was a director or officer of the Registrant against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in the



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defense or settlement of such action, suit, or proceeding, provided that (i)
such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interest and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his conduct was unlawful.

          With respect to an action or suit by or in the right of the Registrant to procure a judgement in its favor, Section 145(b) of the Delaware General Corporation Law provides that the Registrant shall have the power to indemnify anyone who was, is, or is threatened to be made a party to a threatened, pending, or completed action or suit brought by or in the right of the Registrant to procure a judgment in its favor because such person is or was a director or officer of the Registrant against expenses (including attorneys' fee) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interests, except that no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

          Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of a quorum of directors who were not parties to such proceeding, (b) independent legal counsel in a written opinion of such quorum cannot be obtained or if a quorum of disinterested directors so directs, or (c) the shareholders of the Registrant.

          Section 145(g) of the Delaware General Corporation Law permits the purchase and maintenance of insurance to indemnify directors and officers against any liability asserted against or incurred by them in any such capacity, whether or not the Registrant itself would have the power to indemnify any such director or officer against such liability. The Registrant has purchased this type of insurance, has paid and intends to continue paying the premiums thereon.

          The Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended or supplemented. The Amended and Restated Certificate of Incorporation further provides that the indemnification provided for therein shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

          The Amended and Restated Certificate of Incorporation also contains a provision that eliminates the personal liability of the Registrant's directors to the Registrant or its shareholders of monetary damages for breach of fiduciary duty as a director. The provision does not limit a director's liability for (i) breaches of duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith, involving intentional misconduct or involving knowing violations of law, (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law, or (iv) transactions in which the director received an improper personal benefit. Depending on judicial interpretation, the provision may not affect liability for violations of the federal securities laws.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling



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precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The Registrant understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws. The Registrant is not aware of any material threatened or ongoing litigation or proceeding that may result in a claim for such indemnification.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          4.1  Metal Management, Inc. Restricted Stock Plan.

          5.1 Legal opinion of David A. Carpenter, Executive Vice President, Administration, Legal & Regulatory Affairs and Secretary of the Registrant.

          23.1 Consent of PricewaterhouseCoopers LLP.

          23.2 Consent of David A. Carpenter (included in the opinion filed as Exhibit 5.1).

          24.1 Power of Attorney (contained on the page immediately preceding the signature page).

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Filing of Registration Statement on Form S-8.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert A. Cozzi and David A. Carpenter, or either of them acting individually, as his attorney-in-fact and agents, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitutes, may do or cause to be done by virtue hereof.




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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 with respect to shares of Common Stock offered under the Metal Management, Inc. Restricted Stock Plan (the "Plan") and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on November 22, 1999.

                                   METAL MANAGEMENT, INC.


                                   By:  /s/ ALBERT A. COZZI
                                      -----------------------------------------
                                            Albert A. Cozzi
                                            Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on November 22, 1999.

SIGNATURE                                       CAPACITY
---------                                       --------

     /s/ ALBERT A. COZZI           Director, Chairman of the Board and Chief
-------------------------------    Executive Officer
         Albert A. Cozzi           (Principal Executive Officer)


     /s/ JOSEPH F. NAPORANO        Director and Vice Chairman of the Board
-------------------------------
         Joseph F. Naporano


     /s/ FRANK J. COZZI            Director and Vice President
-------------------------------
         Frank J. Cozzi


     /s/ GREGORY P. COZZI          Director
-------------------------------
         Gregory P. Cozzi


     /s/ GEORGE A. ISAAC, III      Director
-------------------------------
         George A. Isaac, III


     /s/ GERARD M. JACOBS          Director
-------------------------------
         Gerard M. Jacobs


     /s/ KENNETH A. MERLAU         Director
-------------------------------
         Kenneth A. Merlau


     /s/ TIMOTHY T. ORLOWSKI       Director
-------------------------------
         Timothy T. Orlowski


     /s/ WILLIAM T. PROLER         Director
-------------------------------
         William T. Proler


     /s/ ROBERT C. LARRY           Executive Vice President, Finance, Treasurer
-------------------------------    and Chief Financial Officer
         Robert C. Larry           (Principal Financial Officer)


     /s/ AMIT N. PATEL             Vice President, Finance and Controller
-------------------------------    (Principal Accounting Officer)
         Amit N. Patel



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